Exhibit 4.1
EXECUTION VERSION
AMENDED AND RESTATED JOINDER AGREEMENT NO. 1
          AMENDED AND RESTATED JOINDER AGREEMENT No. 1, dated as of November 8, 2010 (this “Agreement”), by and among each of the financial institutions listed as a “Replacement-1 Revolving Credit Lender” on Schedule A hereto (each, a “Replacement-1 Revolving Credit Lender” and, collectively with their respective successors and assigns in such capacity, the “Replacement-1 Revolving Credit Lenders”), HCA INC., a Delaware corporation (the “Company”), BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent, and the other parties listed on the signature pages hereto.
RECITALS:
          WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 17, 2006 (as amended on February 16, 2007 and further amended on March 2, 2009, June 18, 2009 and April 6, 2010 (the “Existing Credit Agreement”), and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, HCA UK Capital Limited (the “European Subsidiary Borrower” and, collectively with the Company, the “Borrowers”), the Lenders party thereto, Bank of America, N. A., as Administrative Agent and Collateral Agent and the other parties named therein (capitalized terms used but not defined herein having the respective meanings provided in the Credit Agreement);
          WHEREAS, the Credit Agreement provides that the Borrowers may, subject to the terms and conditions set forth therein, establish New Revolving Credit Commitments (including Replacement Revolving Credit Commitments) and/or New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders and/or New Revolving Loan Lenders, as applicable; and
          WHEREAS, the Company and the Replacement-1 Revolving Credit Lenders wish to establish a new Replacement Revolving Credit Series of Replacement Revolving Credit Commitments in accordance with the Credit Agreement and on the terms set forth herein to replace in full the Revolving Credit Commitments;
          WHEREAS, the parties hereto have previously entered into that certain Joinder Agreement, dated as of June 16, 2010 (the “Original Joinder Agreement No. 1”) and the parties wish to amend and restate the Original Joinder Agreement No. 1 in its entirety as follows:
          NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:
1.	Establishment of Replacement-1 Revolving Credit Facility.
     (a) Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, there is hereby established, effective as of the Replacement-1 Revolving Credit Commitment Effective Date (as defined below), a Replacement Revolving Credit Series of Replacement Revolving Credit Commitments under the Credit Agreement which shall be designated as the “Replacement-1 Revolving Credit Commitments.”

The amount of the Replacement-1 Revolving Credit Commitment of each Replacement-1 Revolving Credit Lender shall be the amount set forth on Schedule A hereto opposite such Replacement-1 Revolving Credit Lender’s name; provided that prior to the Replacement-1 Revolving Credit Commitment Effective Date, the aggregate amount of the Replacement-1 Revolving Credit Commitments shall be automatically reduced in the event and by the aggregate amount of any reduction or termination of Revolving Credit Commitments (other than the reduction or termination contemplated to occur pursuant to Section 2 of this Agreement) and any such automatic reduction of the Replacement-1 Revolving Credit Commitments shall be applied on a pro rata basis to reduce the Replacement-1 Revolving Credit Commitment of each Replacement-1 Revolving Credit Lender.
     (b) Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, the Replacement-1 Revolving Credit Commitments shall become effective and available on a fully revolving basis during the period (the “Replacement-1 Revolving Commitment Period”) from and including the Replacement-1 Revolving Credit Commitment Effective Date until November 17, 2015 or, if such day is not a Business Day, the next preceding Business Day (the “Replacement-1 Revolving Credit Maturity Date”). During the Replacement-1 Revolving Commitment Period, subject to the applicable terms and conditions of the Credit Agreement as contemplated by the following paragraph (c) of this Section 1 of this Agreement and the terms of the Credit Agreement, the Company may utilize the Replacement-1 Revolving Credit Commitments (i) by borrowing a loan or loans thereunder denominated in Dollars or one or more Alternative Currencies (any such loan a “Replacement-1 Revolving Loan”), (ii) by borrowing Swingline Loans from the Swingline Lender or (iii) through the issuance or renewal of Letters of Credit by any Letter of Credit Issuer. The Replacement-1 Revolving Credit Commitments and the extensions of credit thereunder are collectively referred to as the “Replacement-1 Revolving Credit Facility.”
     (c) Subject to clauses (i) through (vii) of the proviso to this paragraph (c) below, the terms and conditions applicable to the Replacement-1 Revolving Credit Facility and of the Replacement-1 Revolving Credit Commitments, Replacement-1 Revolving Loans and participations of Replacement-1 Revolving Credit Lenders in Swingline Loans and Letters of Credit (including, without limitation, the procedures for and limitations applicable to borrowings, repayments and prepayments, funding of risk participations, termination and reduction of commitments, payments of interest, fees, expenses, voting and other amounts and assignments) shall be identical to the provisions of the Credit Agreement applicable to the Revolving Credit Facility and the Revolving Credit Commitments, Revolving Credit Loans and participations of Revolving Credit Lenders in Swingline Loans and Letters of Credit, respectively, and, with respect to matters arising following the Replacement-1 Revolving Credit Commitment Effective Date, references in the Credit Agreement and the other Credit Documents to “Revolving Credit Commitment,” “Revolving Credit Facility,” “Revolving Credit Loan,” “Revolving Credit Lender” and “Revolving Credit Maturity Date” shall apply to the rights and obligations of the Credit Parties and the Replacement-1 Revolving Credit Lenders under the Replacement-1 Revolving Credit Facility as though such terms referred to the “Replacement-1 Revolving Credit Commitments,” the “Replacement-1 Revolving Credit Facility,” the “Replace-

ment-1 Revolving Loans,” the “Replacement-1 Revolving Credit Lenders” and the “Replacement-1 Revolving Credit Maturity Date”; provided that:
     (i) From and after the Relevant Step-Up Date (as defined below), the following definitions shall apply only to the Replacement-1 Revolving Credit Facility in lieu of the definitions contained in the Credit Agreement that would otherwise be applicable thereto by virtue of the deemed applicability to the Replacement-1 Revolving Credit Facility (and related defined terms) of references to the Revolving Credit Facility (and related defined terms) pursuant to paragraph (b) above:
“Level I Status” shall mean, on any date, the circumstance that the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.50 to 1.00 as of such date.
“Level II Status” shall mean, on any date, the circumstance that Level I Status does not exist and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 4.00 to 1.00 as of such date.
“Level III Status” shall mean, on any date, the circumstance that neither Level I Status nor Level II Status exists and the Consolidated Total Debt to Consolidated EBITDA Ratio is greater than or equal to 3.50 to 1.00 as of such date.
“Level IV Status” shall mean, on any date, the circumstance that none of Level I Status, Level II Status and Level III Status exists.
     (ii) The “Applicable ABR Margin” for purposes of the Replacement-1 Revolving Credit Facility (including Replacement-1 Revolving Loans and Swingline Loans thereunder) (x) on any date prior to November 17, 2012 (or, if the IPO Proceeds Condition (as defined below) has not been satisfied on the Replacement-1 Revolving Credit Commitment Effective Date, May 17, 2012) (such relevant date, the “Relevant Step-Up Date”) shall be the Applicable ABR Margin that would have applied to the Revolving Credit Facility on such date in accordance with the Credit Agreement as in effect on the date of this Agreement and (y) on any date from and after the Relevant Step-Up Date shall, in lieu of the definition of “Applicable ABR Margin” set forth in the Credit Agreement that is applicable to the Revolving Credit Facility, be the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin
Level I Status	1.75%
Level II Status	1.50%
Level III Status	1.00%
Level IV Status	0.75%
     (iii) The “Applicable LIBOR Margin” for purposes of the Replacement-1 Revolving Credit Facility (including Replacement-1 Revolving Loans and Swingline Loans thereunder) (x) on any date prior to the Relevant Step-Up Date shall be the Appli-

cable LIBOR Margin that would have applied to the Revolving Credit Facility on such date in accordance with the Credit Agreement as in effect on the date of this Agreement and (y) on any date from and after the Relevant Step-Up Date shall, in lieu of the definition of “Applicable LIBOR Margin” set forth in the Credit Agreement that is applicable to the Revolving Credit Facility, be the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin
Level I Status	2.75%
Level II Status	2.50%
Level III Status	2.00%
Level IV Status	1.75%
     (iv) The “Commitment Fee Rate” for purposes of the Replacement-1 Revolving Credit Facility shall mean, with respect to the Available Commitment (x) on any date prior to the Relevant Step-Up Date, the Commitment Fee Rate that would have applied to the Revolving Credit Facility on such date in accordance with the Credit Agreement as in effect on the date of this Agreement and (y) on any date from and after the Relevant Step-Up Date shall, in lieu of the definition of “Commitment Fee Rate” set forth in the Credit Agreement that is applicable to the Revolving Credit Facility, be the rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Fee Rate
Level I Status	0.50%
Level II Status	0.375%
Level III Status	0.375%
Level IV Status	0.375%
(v)	The Replacement-1 Revolving Credit Facility shall become effective and be available during the Replacement-1 Revolving Commitment Period and Commitment Fees shall commence accruing on the Available Commitment under the Replacement-1 Revolving Credit Facility on the Replacement-1 Revolving Credit Commitment Effective Date.

(vi)	Subject to the satisfaction of the conditions set forth in Section 2 of this Agreement, the Company may designate any Letters of Credit outstanding under the Revolving Credit Facility immediately prior to the Replacement-1 Revolving Credit Commitment Effective Date to automatically be deemed to be issued and outstanding under the Replacement-1 Revolving Credit Facility from and after the Replacement-1 Revolving Credit Commitment Effective Date.

(vii)	The Credit Agreement will be amended as (and at such time and in the manner) provided in Section 3 of Extension Amendment No. 1 to the Credit Agreement, dated as of April 6, 2010 and each of the Replacement-1

Revolving Credit Lenders hereby acknowledges, agrees and consents to each such amendment contained therein.
2.	Effectiveness of Replacement-1 Revolving Credit Commitments. The Replacement-1 Revolving Credit Commitments shall become effective, on the first date (the “Replacement-1 Revolving Credit Commitment Effective Date”) on or prior to November 17, 2012 on which each of the following conditions has been satisfied:
(a)	the Administrative Agent shall have received executed signature pages to this Agreement from each of the Replacement-1 Revolving Credit Lenders, the Swingline Lender, each Letter of Credit Issuer and each Credit Party;

(b)	the Revolving Credit Termination Date shall have occurred with respect to the Revolving Credit Facility (or will occur concurrently with the Replacement-1 Revolving Credit Commitment Effective Date);

(c)	either (i) the Company shall have received all or a portion of the proceeds (including by way of contribution) from an initial public offering of common stock of the Company or its direct or indirect parent company, as the case may be (the “IPO Proceeds Condition”) or (ii) May 17, 2012 shall have occurred;

(d)	the Company shall have paid an upfront fee to the Administrative Agent for the account of each Replacement-1 Revolving Credit Lender listed on Schedule A hereto that is indicated to be entitled to upfront fees on such Schedule, on the Replacement-1 Revolving Credit Commitment Effective Date, equal to 0.125% of its Replacement-1 Revolving Credit Commitment (as set forth on Schedule A);

(e)	(i) the conditions to each credit extension set forth in Section 7.1 of the Credit Agreement shall be satisfied on such date and (ii) no termination of any Commitments or acceleration of any of the Obligations shall have previously occurred pursuant to Section 11 of the Credit Agreement and (iii) the Administrative Agent shall have received a certificate of a responsible officer of the Company stating that the condition set forth in subclause (i) has been satisfied;

(f)	the Administrative Agent shall have received with respect to each Mortgaged Property subject to a Mortgage by any U.S. Credit Party, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with (y) a notice about special flood hazard area status and flood disaster assistance duly executed by the Company and each U.S. Credit Party relating thereto and (z) evidence of insurance with respect to the Mortgaged Properties in form and substance reasonably satisfactory to the Administrative Agent; and

(g)	the Administrative Agent shall have received from the Company an opinion of counsel from Simpson Thacher & Bartlett LLP reasonably acceptable to the Administrative Agent covering customary matters with respect to this Agreement.
3.	Acknowledgements. Each Replacement-1 Revolving Credit Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Replacement-1 Revolving Credit Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Replacement-1 Revolving Credit Lender.

4.	Credit Agreement Governs. Except as otherwise set forth in this Agreement, the Replacement-1 Revolving Credit Facility shall otherwise be subject to the applicable provisions of the Credit Agreement and the other Credit Documents (after giving effect to the deemed applicability to such Replacement-1 Revolving Credit Facility (and related defined terms) of references to the Revolving Credit Facility (and related defined terms) pursuant to Section 2(b) above). Each Replacement-1 Revolving Credit Lender acknowledges its receipt of a copy of, agrees to be bound by the terms of, the Loss Sharing Agreement, dated as of November 17, 2006, by and among the Lenders and the Administrative Agent, to the same extent as though it were an original signatory thereto.

5.	Borrowers’ Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and such Borrower hereby certifies that:
(i)	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

(ii)	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

6.	Tax Forms. Each Replacement-1 Revolving Credit Lender that is not a Lender under the Existing Credit Agreement hereby agrees to deliver herewith to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Replacement-1 Revolving Credit Lender may be required to deliver to the Administrative Agent pursuant to Section 5.4(d) and/or Section 5.4(e) of the Credit Agreement.

7.	Recordation of the Replacement Revolving Credit Facility. On the Replacement-1 Revolving Credit Commitment Effective Date, the Administrative Agent will make such recordings and other modifications or updates to the Register as are necessary to give effect to and to reflect the Replacement-1 Revolving Credit Facility and the existence and respective holders of the Replacement-1 Revolving Commitments thereunder as of such date as provided for herein. In the event that prior to the Replacement-1 Revolving Credit Commitment Effective Date, any Replacement-1 Revolving Credit Lender (an “Assigning Lender”) assigns all or a portion of its Revolving Credit Commitment to an assignee (an “Assignee Lender”) in accordance with the requirements of Section 14.6 of the Credit Agreement (including, after obtaining the receipt of any consent(s) required therefor), the parties hereby agree such assignment shall also constitute an assignment of a corresponding portion of the Assigning Lender’s Replacement-1 Revolving Commitment to the Assignee Lender and, upon the effectiveness of such assignment of a Revolving Credit Commitment, the Administrative Agent, the Assigning Lender, the Assignee Lender and the Parent Borrower shall enter into an amendment to this Agreement to reflect the assignment and assumption of the Replacement-1 Revolving Credit Commitment so assigned.

8.	Post-Effectiveness Covenant.
     (a) Within 90 days after the Replacement-1 Revolving Credit Commitment Effective Date, the Administrative Agent shall have received:
(i)	amendments to each Mortgage to which a U.S. Credit Party is then party (except to the extent the Administrative Agent determines such amendment is not required) for purposes of providing the benefit of the security interest of such Mortgage for the benefit of the Replacement-1 Revolving Credit Lenders on substantially the same basis as is provided under the U.S. Security Agreement and U.S. Pledge Agreement (and with such other changes as are reasonably acceptable to the Collateral Agent and the Company);

(ii)	executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such amended Mortgages; and

(iii)	with respect to each amended Mortgage, a date-down or modification endorsement to the policy or policies of title insurance insuring the Lien of each Mortgage, issued by a nationally recognized title insurance company insuring the Lien of each amended Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except as ex-

pressly permitted by Section 10.2 of the Credit Agreement or consented to by the Administrative Agent, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request having the effect of a valid, issued and binding title insurance policy.
     (b) The Company shall pay an upfront fee to the Administrative Agent for the account of each Replacement-1 Revolving Credit Lender listed on Schedule A hereto that is indicated to be entitled to upfront fees on such Schedule, on November 17, 2012, equal to 0.125% of its Replacement-1 Revolving Credit Commitment as in effect on such date
9.	Effect of Restatement; Amendment, Modification and Waiver. Effective upon the execution and delivery of this Agreement by each Replacement 1-Revolving Credit Lender listed on Schedule A hereto and each of the other parties listed on the signature pages hereto, this Agreement shall supersede the Original Joinder Agreement No. 1 in its entirety and the Original Joinder Agreement No. 1 shall be of no further force and effect. Except as contemplated by Section 7, this Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

10.	Entire Agreement. This Agreement, the Existing Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

11.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

13.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of November 1, 2010.

BANK OF AMERICA, N.A.
By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

Notice Address: 100 N. Tryon St., NC1-007-17-15,
Charlotte, NC 28255
Attention: David Strickert
Telephone: 980.386.3798
Facsimile:704.719.8949
[Additional Lender Signature Pages Omitted]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President – Finance and Treasurer

HCA UK CAPITAL LIMITED
By:	/s/ James Petkas
	Name:	James Petkas
	Title:	Chief Financial Officer

Each of the U.S. GUARANTORS listed on Schedule II hereto
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Assistant Secretary

EXECUTED by	)
HCA UK HOLDINGS LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA UK CAPITAL LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA UK SERVICES LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA INTERNATIONAL	)
HOLDINGS LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA UK INVESTMENTS	)
LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
THE HARLEY STREET	)
CANCER CLINIC LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA INTERNATIONAL	)
LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA UK LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
ST MARTINS LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
ST MARTINS HEALTHCARE	)
LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
HCA STAFFING LIMITED	)	Director	/s/ James Petkas

acting by	)
	)	Witness:	/s/ Verity Broadhurst

as a European Guarantor	)		Verity Broadhurst

EXECUTED by	)
LA TOUR FINANCE LIMITED PARTNERSHIP	)
acting by	)
HCA SWITZERLAND HOLDING SARL, general partner acting by

/s/ R. Milton Johnson

R. Milton Johnson
and
/s/ John M. Franck II

John M. Franck II
acting under the authority of the company

Consented to by: BANK OF AMERICA, N.A., as Administrative Agent, Letter of Credit Issuer and Swingline Lender
By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Letter of Credit Issuer
By:	/s/ Dawn Lee Lum
	Name:	Dawn Lee Lum
	Title:	Executive Director

Schedule II
to Amended and Restated Joinder Agreement No. 1

	By its	By its	By the General
	General	Sole	Partner of its Sole
U.S. Guarantor	Partner	Member	Member
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
CMS GP, LLC
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.	*
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.

2

	By its	By its	By the General
	General	Sole	Partner of its Sole
U.S. Guarantor	Partner	Member	Member
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.	*
HCA Realty, Inc.
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
HTI MOB, LLC		*
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*
HTI Memorial Hospital Corporation
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*

3

	By its	By its	By the General
	General	Sole	Partner of its Sole
U.S. Guarantor	Partner	Member	Member
JFK Medical Center Limited Partnership	*
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division — ACH, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Division — RPC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.

4

	By its	By its	By the General
	General	Sole	Partner of its Sole
U.S. Guarantor	Partner	Member	Member
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership	*
Palmyra Park Hospital, Inc.
Pasadena Bayshore Hospital, Inc.
Plantation General Hospital Limited Partnership	*
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Regional Health System of Acadiana, LLC, The
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
St. Mark’s Lone Peak Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of New Port Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC			*
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
Utah Medco, LLC

5

	By its	By its	By the General
	General	Sole	Partner of its Sole
U.S. Guarantor	Partner	Member	Member
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated